UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

November 5, 2018

Date of Report (Date of earliest event reported)

ResMed Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-15317	98-0152841
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9001 Spectrum Center Boulevard

San Diego, California 92123

(Address of Principal Executive Offices) (Zip Code)

(858) 836-5000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

Merger Agreement

On November 5, 2018, ResMed Operations Inc., a Delaware corporation (“ResMed Operations”) and wholly-owned subsidiary of ResMed Inc. (“ResMed”), signed an Agreement and Plan of Merger (the “Merger Agreement”) with Evolved Sub, Inc., a Delaware corporation and a wholly owned subsidiary of ResMed Operations (“Merger Sub”), MatrixCare Holdings, Inc., a Delaware corporation (“MatrixCare”), ResMed, and OPE LGI Holdings Limited, a Canadian private company in its capacity as the agent acting on behalf of the holders of common stock and common stock options of MatrixCare. Under the terms of the Merger Agreement, on November 13, 2018, Merger Sub will merge with and into MatrixCare, such that MatrixCare will become the surviving company and a wholly-owned subsidiary of ResMed Operations (the “Merger”).

Pursuant to the Merger (and on the terms set forth in the Merger Agreement), all of the issued and outstanding MatrixCare common stock and all outstanding options, warrants, and other rights to receive MaxtrixCare common stock will be cancelled and converted into the right to receive an aggregate of $750 million in cash, subject to certain purchase price adjustments as contemplated in the Merger Agreement. ResMed Operations will fund this acquisition primarily with borrowings under its Credit Agreement (as defined below under the caption “Credit Agreement Amendment”).

The closing of the Merger is subject to customary closing conditions, including, among other things, the accuracy of the representations and warranties made by, and the compliance or performance of the obligations of each of ResMed Operations, Merger Sub and MatrixCare set forth in the Merger Agreement. At the closing of the Merger, $27.5 million of the merger consideration will be placed in escrow for potential indemnification claims pursuant to the indemnification provisions in the Merger Agreement. Any of the escrow funds that have not been reduced by any claims by ResMed Operations and are not subject to any unresolved claims, will be released to the stockholders of MatrixCare at specified periods of time after the closing of the Merger in accordance with the Merger Agreement.

The foregoing description of the Merger Agreement is only a summary of the material terms and does not purport to be complete. It is subject to, and is qualified in its entirety by the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K, and which is incorporated here by reference. The Merger Agreement and the foregoing description of the Merger Agreement have been included to provide investors and stockholders with information regarding the terms of the Merger Agreement. They are not intended to provide any other factual information about ResMed, ResMed Operations, Merger Sub or MatrixCare. The representations, warranties and covenants contained in the Merger Agreement were made only as of specified dates for the purposes of that agreement, were solely for the benefit of the parties to the agreement and may be subject to qualifications and limitations agreed upon by the parties. In particular, in reviewing the representations, warranties and covenants contained in the Merger Agreement and discussed in the foregoing description, it is important to bear in mind that the representations, warranties and covenants were negotiated with the principal purpose of allocating risk between the parties, rather than establishing matters as facts. The representations, warranties and covenants may also be subject to a contractual standard of materiality different from those generally applicable to stockholders and reports and documents filed with the Securities and Exchange Commission, and are also qualified in important part by a confidential disclosure schedule delivered by MatrixCare to ResMed Operations in connection with the Merger Agreement. Investors and stockholders should not rely on the representations, warranties and covenants as characterizations of the actual state of facts or circumstances described. Information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, and any changes may or may not be fully reflected in ResMed’s public disclosures.

Credit Agreement Amendment

On November 5, 2018, ResMed entered into a First Amendment to Amended and Restated Credit Agreement (the “First Amendment”), by and among ResMed, as borrower, each of the lenders identified in the First Amendment, that is, MUFG Union Bank, N.A., as administrative agent, joint lead arranger, joint book runner, swing line lender and letter of credit issuer, and Westpac Banking Corporation, as syndication agent, joint lead arranger and joint book runner, which amends ResMed’s Amended and Restated Credit Agreement dated as of April 17, 2018 (the “Credit Agreement”). The First Amendment amended the Credit Agreement to, among other things, increase the size of ResMed’s senior unsecured revolving credit facility from $800 million to $1.6 billion U.S. dollars, with an uncommitted option to increase the revolving credit facility by an additional $300 million. ResMed’s obligations under the Credit Agreement (as amended) are guaranteed by certain of ResMed’s direct and indirect U.S. subsidiaries, including ResMed Corp., ResMed Motor Technologies Inc., Birdie Inc., Inova Labs, Inc., Brightree LLC, Brightree Services LLC, Brightree Home Health & Hospice LLC, Brightree Patient Collections LLC, ResMed Operations Inc., Healthcarefirst Holding Company, HCF Holdco Company, Healthcarefirst, Inc., CareFacts Information Systems, LLC and Lewis Computer Services, LLC, under an Amended and Restated Unconditional Guaranty dated as of April 17, 2018 and related documents.

The above description of the First Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the First Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated here by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Please refer to the discussion under Item 1.01 and the caption “Credit Agreement Amendment” above, which is incorporated under this Item 2.03 by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description

2.1	Agreement and Plan of Merger, dated November 5, 2018, by and among ResMed Operations Inc., Evolved Sub, Inc., ResMed Inc., OPE LGI Holdings Limited, in its capacity as the agent acting on behalf of the holders of common stock of MatrixCare Holdings, Inc., and MatrixCare Holdings, Inc..*

10.1	First Amendment to Amended and Restated Credit Agreement, dated November 5, 2018, by and among ResMed Inc., as borrower, each of the lenders identified in the First Amendment, MUFG Union Bank, N.A., as administrative agent, joint lead arranger, joint book runner, swing line lender and letter of credit issuer, and Westpac Banking Corporation, as syndication agent, joint lead arranger and joint book runner.

*

Exhibits and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. ResMed Inc. hereby undertakes to supplementally furnish copies of any of the omitted exhibits and schedules upon request by the SEC; provided, however, that ResMed Inc. may request confidential treatment pursuant Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any exhibits or schedules so furnished.

SIGNATURES

We have authorized the person whose signature appears below to sign this report on our behalf, in accordance with the Securities Exchange Act of 1934, as amended.

RESMED INC.

Date: November 8, 2018	By:	/s/ David Pendarvis
Name: David Pendarvis
Its: Chief administrative officer, global general counsel and secretary